Exhibit 99.1

Flywire Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Fourth Quarter Revenue Increased 55% Year-over-Year

Fourth Quarter Revenue Less Ancillary Services Increased 56% Year-over-Year

Fourth Quarter Total Payment Volume Increased 75% Year-over-Year

Company Provides Fiscal Year 2022 Outlook

Boston, MA – March 2, 2022: Flywire Corporation (Nasdaq: FLYW) (the “Company”) a global payments enablement and software company, today reported preliminary and unaudited financial results for its fourth quarter and fiscal year 2021.

“Flywire delivered strong results in 2021, with total annual revenue increasing 53% and total annual revenue less ancillary services increasing 58% year-over-year. The demand for domestic and cross-border payments led to another strong quarter of revenue growth, backed by our success in growing existing clients, winning new clients, and expanding our channel partnerships around the world,” said Mike Massaro, CEO of Flywire. “We now have over 2,500 clients in our four primary verticals. Our clients rely on us to get paid, and help their customers pay easily from anywhere in the world. They are also trusting us to leverage our software to solve deeper and more complex payment flows and a wide variety of transaction types. Looking ahead, we plan to build on this foundation and continue to deliver market-leading, vertical-specific software that drives value in payments. We also expect to significantly expand our Go-To-Market teams and strengthen and grow our FlyMate community to help us capitalize on the massive and growing opportunity that is in front of us.”

Fourth Quarter 2021 Financial Highlights1:

GAAP Results

•	Revenue increased 55% to $51.4 million in the fourth quarter of 2021, compared to $33.2 million in the fourth quarter of 2020.

•	Gross margin decreased 1.0% in absolute terms to 59.7% in the fourth quarter of 2021, compared to 60.7% in the fourth quarter of 2020.

•	Net loss was $(11.2) million in the fourth quarter of 2021, compared to Net loss of $(4.0) million in the fourth quarter of 2020.

[1]	See “Financial Disclosure Advisory” below

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 75% to $3.1 billion in the fourth quarter of 2021, compared to $1.8 billion in the fourth quarter of 2020.

•	Revenue Less Ancillary Services increased 56% to $45.9 million in the fourth quarter of 2021, compared to $29.4 million in the fourth quarter of 2020.

•	Adjusted Gross Margin decreased 1.6% in absolute terms to 66.9% in the fourth quarter of 2021, compared to 68.5% in the fourth quarter of 2020.

•	Adjusted EBITDA was $(1.9) million in the fourth quarter of 2021, compared to $1.8 million in the fourth quarter of 2020.

Fiscal Year 2021 Financial Highlights2:

GAAP Results

•	Revenue increased 53% to $201.1 million in fiscal year 2021, compared to $131.8 million in fiscal year 2020.

•	Gross margin increased 2.0% in absolute terms to 62.3% in fiscal year 2021, compared to 60.3% in fiscal year 2020.

•	Net loss was $(28.0) million in the fiscal year 2021, compared to Net loss of $(11.1) million in fiscal year 2020.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 76% to $13.2 billion in fiscal year 2021, compared to $7.5 billion in fiscal year 2020.

•	Revenue Less Ancillary Services increased 58% to $181.1 million in fiscal year 2021, compared to $114.6 million in fiscal year 2020.

•	Adjusted Gross Margin decreased 0.3% in absolute terms to 69.1% in fiscal year 2021, compared to 69.4% in fiscal year 2020.

•	Adjusted EBITDA increased 266% to $22.7 million in fiscal year 2021, compared to $6.2 million in fiscal year 2020.

2021 Business Highlights:

•	Successfully completed an initial public offering in May 2021

•	Acquired WPM, a leading software provider that enables seamless and secure payment experiences for universities and colleges across the United Kingdom

•	Expanded digital education business in Canada and to key countries in Latin America, including Brazil, Colombia, Mexico, Peru and Chile

•	Enhanced Board of Directors with the addition of Edwin Santos and Yvonne Hao

[2]	See “Financial Disclosure Advisory” below

•	Hosted its first-ever virtual industry event, Flywire Forward, which brought together business professionals across a wide variety of industries to discuss the future of FinTech

•	Expanded the Flywire ecosystem through channel partnerships with YayPay, Finvi and AdaptIT

•	Distributed educational scholarships to students from around the world through the Flywire Charitable Foundation

•

Received six Comparably “Best Places to Work” awards, including Best CEO for Diversity, Best Leadership Team, Best Career Growth, Best Company Happiness, Best Company Compensation, and Best Company Perks & Benefits

•

Awarded Great Place to Work Certification™ by Great Place to Work®, the global authority on workplace culture, employee experience, and the leadership behaviors proven to deliver market-leading revenue, employee retention and increased innovation

First Quarter and Fiscal-Year 2022 Outlook:

Based on information available as of March 2, 2022, Flywire expects the following for the first quarter and fiscal-year 2022:

First Quarter 2022
Revenue	$59 to $63 million

Revenue Less Ancillary Services	$55 to $57 million

Fiscal Year 2022
Revenue	$266 to $276 million

Revenue Less Ancillary Services	$244 to $252 million

Adjusted EBITDA*	$9 to $13 million

*

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal year 2021 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The expected financial results discussed in this press release are preliminary and unaudited and represent the most current information available to the company’s management, as financial closing and audit procedures for the year ended December 31, 2021 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2021, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including tax provision analysis and the performance of the Company’s internal control over financial reporting, the completion of the external audit by the Company’s independent registered public accounting firm, the preparation of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for fiscal year 2021. The Company has not finalized its accounting treatment of certain international income and indirect tax matters. However, the Company expects that the maximum magnitude of any related adjustments is less than $3.3 million and would not impact revenue, gross margin or adjusted EBITDA, but would negatively impact the Company’s loss from operations, loss before income taxes, net loss and net loss per share as may be reported in its Annual Report on Form 10-K. In addition, results presented in this press release or on the conference call do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the quarter and year ended December 31, 2021.

Key Operating Metrics and Non-GAAP Financial Measures table

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

We use supplemental measures of our performance which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents our consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. We exclude these amounts to arrive at this supplemental non-GAAP financial measure as we view these services as ancillary to the primary services we provide to our clients.

•

Adjusted Gross Margin. Adjusted gross margin represents adjusted gross profit divided by Revenue Less Ancillary Services. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services and (ii) offset marketing fees against costs incurred. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of our payment-related services, which are the primary services we provide to our clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) the impact from the change in fair value measurement of our preferred stock warrants, (iv) other income (expense), net, (v) indirect taxes related to intercompany activity, (vi) acquisition related transaction costs, and (vii) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of our business.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin or net loss prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. We encourage you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we are unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the Flywire’s stock.

About Flywire

Flywire Corporation (Nasdaq: FLYW) is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports over 2,500 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: political, economic, legal, social and health risks, including the COVID-19 pandemic and subsequent public health measures that may affect Flywire’s business or the global economy; beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new B2B sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the future market price of Flywire’s common stock; and other factors that are described in the “Risk

Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Prospectus dated May 25, 2021, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2021, expected to be filed with the SEC in the first quarter of 2022. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Investor Relations:

ICR

flywireir@icrinc.com

Preliminary Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$51,394	$33,231	$201,149	$131,783
Costs and operating expenses:
Payment processing and services costs	19,254	11,551	70,191	47,805
Technology and development	9,092	6,696	31,295	24,501
Selling and marketing	15,897	8,270	51,297	32,612
General and administrative	17,478	9,695	61,623	42,680

Total costs and operating expenses	$61,721	$36,212	$214,406	$147,598

Loss from operations	$(10,327)	$(2,981)	$(13,257)	$(15,815)
Other income (expense):
Interest expense	(217)	(673)	(2,021)	(2,533)
Change in fair value of preferred stock warrant liability	—	(380)	(10,758)	(625)
Other income (expense), net	603	625	109	697

Total other income (expenses), net	$386	$(428)	$(12,670)	$(2,461)

Loss before provision for income taxes	$(9,941)	$(3,409)	$(25,927)	$(18,276)
(Benefit from) provision for income taxes	1,214	622	2,032	(7,169)

Net Loss	$(11,155)	$(4,031)	$(27,959)	$(11,107)
Foreign currency translation adjustment	(105)	(235)	(185)	(316)

Comprehensive loss	$(11,260)	$(4,266)	$(28,114)	$(11,423)

Net loss attributable to common stockholders - basic and diluted	$(11,260)	$(4,035)	$(27,972)	$(11,121)

Net loss per share attributable to common stockholders - basic and diluted	$(0.11)	$(0.21)	$(0.40)	$(0.60)

Weighted average common shares outstanding - basic and diluted	105,294,894	19,046,674	71,168,054	18,389,898

Preliminary Unaudited Condensed Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$385,360	$104,052
Restricted cash	4,000	5,000
Accounts receivable, net of allowance for doubtful accounts of $106 and $481, respectively	12,968	11,573
Unbilled receivables	3,340	1,698
Funds receivable from payment partners	28,286	22,481
Prepaid expenses and other current assets	9,834	3,754

Total current assets	443,788	148,558
Property and equipment, net	9,442	5,101
Intangible assets, net	93,396	68,211
Goodwill	86,044	44,650
Other assets	7,005	4,922

Total assets	$639,675	$271,442

Liabilities, Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,254	$5,436
Funds payable to clients	71,302	59,986
Accrued expenses and other current liabilities	23,171	14,991
Deferred revenue	5,488	1,227
Contingent consideration	7,719	6,740

Total current liabilities	117,934	88,380
Deferred tax liabilities	8,230	481
Contingent consideration, net of current portion	3,590	5,760
Preferred stock warrant liability	—	1,932
Long-term debt	25,939	24,352
Other liabilities	1,655	2,129

Total liabilities	$157,348	$123,034

Commitments and contingencies (Note 14)
Convertible preferred stock (Series A, B, B1, B1-NV, C and D), $0.0001 par value; 0 and 62,915,394 shares authorized at December 31, 2021 and 2020, respectively; 0 and 54,208,461 shares issued and outstanding at December 31, 2021 and 2020, respectively; liquidation preference of $0 and $110,716 at December 31, 2021 and 2020, respectively	—	$110,401
Redeemable convertible preferred stock (Series E-1, E-2, F-1 and F-2), $0.0001 par value; 0 and 16,023,132 shares authorized at December 31, 2021 and 2020, respectively; 0 and 11,239,920 shares issued and outstanding at December 31, 2021 and 2020, respectively; liquidation preference of $0 and $150,000, respectively at December 31, 2021 and 2020	—	119,769

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 and 0 shares authorized as of December 31, 2021 and 2020, respectively; and none issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 and 146,898,270 shares authorized as of December 31, 2021 and December 31, 2020, respectively, 102,780,101 shares issued and 100,462,379 shares outstanding as of December 31, 2021; 22,240,872 shares issued and 19,923,150 shares outstanding as of December 31, 2020	10	2
Non-voting common stock, $0.0001 par value; 10,000,000 and 0 shares authorized as of December 31, 2021 and 2020, respectively; 5,988,378 and 0 issued and outstanding as of December 31, 2021 and 2020, respectively	1	—
Treasury Stock, 2,317,722 shares as of December 31, 2021 and 2020, held at cost	(748)	(748)
Additional paid-in capital	609,194	16,970
Accumulated other comprehensive income (loss)	(399)	(214)
Accumulated (deficit)	(125,731)	(97,772)

Total stockholders’ equity (deficit)	$482,327	$(81,762)

Total liabilities, convertible preferred stock, redeemable convertible preferred stock and stockholders’ equity (deficit)	$639,675	$271,442

Preliminary Unaudited Condensed Consolidated Statement of Cash Flows

(Amounts in Thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(27,959)	$(11,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,998	6,794
Stock-based compensation expense	18,928	3,844
Amortization of deferred contract costs	245	414
Change in fair value of preferred stock warrant liability	10,758	625
Change in fair value of contingent consideration	2,263	5,400
Deferred tax provision	(45)	(8,535)
Bad debt expense	165	237
Non-cash interest expense	252	227
Other	228	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(587)	(1,555)
Unbilled receivables	(1,642)	(401)
Funds receivable from payment partners	(5,805)	(6,033)
Prepaid expenses and other assets	(7,718)	(3,840)
Funds payable to clients	11,316	(5,279)
Accounts payable, accrued expenses and other current liabilities	11,686	5,669
Contingent consideration	(3,212)	(693)
Other liabilities	(579)	83
Deferred revenue	(159)	(73)

Net cash provided by (used in) operating activities	17,131	(14,223)

Cash flows from investing activities:
Purchases of property and equipment	(6,684)	(2,141)
Acquisition of businesses, net of cash acquired	(56,111)	(79,401)
Asset acquisition, net of cash acquired	(119)	—

Net cash used in investing activities	(62,914)	(81,542)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	268,694	—
Payment of costs related to initial public offering	(4,860)	—
Proceeds from issuance of long-term debt	25,939	4,167
Payment of long-term debt issuance costs	(418)	(172)
Payment of long-term debt	(25,000)	(4,167)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	59,735	119,755
Proceeds from exercise of warrants	294	—
Contingent consideration paid for acquisitions	(3,800)	(1,307)
Proceeds from exercise of stock options	6,928	773

Net cash provided by financing activities	327,512	119,049

Effect of exchange rates changes on cash and cash equivalents	(1,421)	(259)

Net increase in cash, cash equivalents and restricted cash	280,308	23,025
Cash, cash equivalents and restricted cash, beginning of period	$109,052	$86,027

Cash, cash equivalents and restricted cash, end of period	$389,360	$109,052

Preliminary Reconciliation of Non-GAAP Financial Measures

(Historical & Guidance)

(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$51.4	$33.2	$201.1	$131.8
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(4.9)	(3.7)	(18.2)	(15.8)
Marketing fees	(0.6)	(0.1)	(1.8)	(1.4)

Revenue Less Ancillary Services	$45.9	$29.4	$181.1	$114.6

Payment processing services Costs	$19.2	$11.6	$70.2	$47.8
Hosting and amortization costs within technology and development expenses	1.5	1.4	5.7	4.5
Adjusted to:
Exclude printing and mailing costs	(4.9)	(3.7)	(18.2)	(15.8)
Offset marketing fees against related costs	(0.6)	(0.1)	(1.8)	(1.4)

Costs of revenue less ancillary services	$15.2	$9.3	$55.9	$35.1

Gross Profit	$30.7	$20.2	$125.3	$79.5
Gross Margin	59.7%	60.7%	62.3%	60.3%

Adjusted Gross Profit	$30.7	$20.2	$125.3	$79.5
Adjusted Gross Margin	66.9%	68.5%	69.1%	69.4%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(11.2)	$(4.0)	$(28.0)	$(11.1)
Interest expense	0.2	0.7	2.0	2.5
Provision for income taxes	1.2	0.6	2.0	(7.2)
Depreciation and amortization	2.4	1.8	9.0	6.8

EBITDA	$(7.4)	$(0.9)	$(15.0)	$(9.0)
Stock-based compensation expense	3.4	1.0	18.9	3.8
Change in fair value of contingent consideration	0.2	0.8	2.3	5.4
Change in fair value of preferred stock warrant liability	—	0.5	10.8	0.7
Other income (expense), net	(0.6)	(0.6)	(0.1)	(0.7)
Indirect taxes related to intercompany activity	0.9	—	0.9	—
Acquisition related transaction costs	0.6	0.1	0.7	1.5
Acquisition related employee retention costs	1.0	1.0	4.2	4.5

Adjusted EBITDA	$(1.9)	$1.8	$22.7	$6.2

Preliminary Reconciliation of Non-GAAP Financial Measures

(Historical & Guidance)

(Amounts in millions)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Transaction	Platform & Usage-	Revenue	Transaction	Platform & Usage-	Revenue
Revenue	$38.3	$13.1	$51.4	$22.5	$10.7	$33.2
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	—	(4.9)	(4.9)	—	(3.7)	(3.7)
Marketing fees	(0.6)	—	(0.6)	(0.1)	—	(0.1)

Revenue Less Ancillary Services	$37.7	$8.2	$45.9	$22.4	$7.1	$29.4

Percentage of Revenue	74.5%	25.5%	100%	67.7%	32.3%	100%
Percentage of Revenue less Ancillary Services	82.1%	17.9%	100%	75.9%	24.1%	100%

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Transaction	Platform & Usage-	Revenue	Transaction	Platform & Usage-	Revenue
Revenue	$148.0	$53.2	$201.1	$89.6	$42.2	$131.8
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	—	(18.2)	(18.2)	—	(15.8)	(15.8)
Marketing fees	(1.8)	—	(1.8)	(1.4)	—	(1.4)

Revenue Less Ancillary Services	$146.2	$34.9	$181.1	$88.2	$26.4	$114.6

Percentage of Revenue	73.6%	26.4%	100%	68.0%	32.0%	100%
Percentage of Revenue less Ancillary Services	80.7%	19.3%	100%	77.0%	23.0%	100%

	Guidance
	Three Months Ended March 31, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Revenue	$59.0	$63.0	$266.0	$276.0
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(3.7)	(5.7)	(20.4)	(22.0)
Marketing fees	(0.3)	(0.3)	(1.6)	(2.0)

Revenue Less Ancillary Services	$55.0	$57.0	$244.0	$252.0